      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1998

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       VERTEX COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                     TEXAS                                          75-1982974
        (State or other jurisdiction of                          (I.R.S. Employer
         incorporation or organization)                        Identification No.)
                                                                 J. REX VARDEMAN
                                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                        VERTEX COMMUNICATIONS CORPORATION
           2600 NORTH LONGVIEW STREET                       2600 NORTH LONGVIEW STREET
              KILGORE, TEXAS 75662                             KILGORE, TEXAS 75662
                 (903) 984-0555                                   (903) 984-0555
       (Address, including zip code, and             (Name, address, including zip code, and
     telephone number, including area code,           telephone number, including area code,
  of registrant's principal executive offices)                of agent for service)

                            ------------------------
                                    Copy to:

                              BILL R. WOMBLE, ESQ.
                            THOMPSON & KNIGHT, P.C.
                        1700 PACIFIC AVENUE, SUITE 3300
                              DALLAS, TEXAS 75201
                                 (214) 969-1700
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF             AMOUNT             OFFERING PRICE           AGGREGATE              AMOUNT OF
 SECURITIES TO BE REGISTERED     TO BE REGISTERED         PER SHARE(1)        OFFERING PRICE(1)       REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value
  per share..................     474,349 shares             $24.25             $11,502,963.00           $3,393.37
=========================================================================================================================

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on May 18, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 22, 1998

PROSPECTUS

                                 474,349 SHARES

                       VERTEX COMMUNICATIONS CORPORATION

                                  COMMON STOCK
                            ------------------------

     All of the 474,349 shares (the "Shares") of Common Stock, par value $.10 per share ("Common Stock"), of Vertex Communications Corporation, a Texas corporation (the "Company"), offered hereby are being offered by and for the account of certain shareholders of the Company (the "Selling Shareholders") who received Common Stock in connection with an acquisition made by the Company. See "Selling Shareholders".

     The Common Stock is traded on the Nasdaq National Market System (the "Nasdaq") under the symbol "VTEX". On May 18, 1998, the last reported sale price of the Common Stock on the Nasdaq was $24.25 per share.

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.
                            ------------------------

     The Shares were issued to the Selling Shareholders in connection with a reorganization exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section (4)2 thereof and Regulation D thereunder. After June 10, 1998, the Shares may be offered by the Selling Shareholders from time to time in open market transactions (which may include block transactions) or otherwise in the over-the-counter market through the Nasdaq, or in private transactions at prices relating to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" and "Selling Shareholders".

     The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Shareholders will be borne by such Selling Shareholders. See "Selling Shareholders".

     Certain transfer restrictions have been placed on the Shares offered hereunder by agreement between the Company and the Selling Shareholders. As a
result, no Shares may be sold prior to June 10, 1998 or after March   , 1999.
See "Selling Shareholders".
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

               The date of this Prospectus is             , 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such information can be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a web site that contains reports, proxy statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq and copies of reports, proxy statements and other information concerning the Company also can be inspected at the offices of the Nasdaq National Market, 1735 K Street, NW, Washington, D.C. 20006.

     This Prospectus constitutes a part of a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to a copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits thereto may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission (File No. 0-15277) pursuant to the Exchange Act are hereby incorporated by reference into this Prospectus:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997; and

          (2) The Company's quarterly report on Form 10-Q for the quarter ended January 2, 1998; and

          (3) The Company's quarterly report on Form 10-Q for the quarter ended April 3, 1998; and

          (4) The description of the Common Stock contained in the Registration Statement on Form 8-A of the Company heretofore filed with the Commission, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all Shares offered hereby have been sold or which deregisters all Shares then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE COMPANY, 2600 NORTH LONGVIEW STREET, KILGORE, TEXAS 75662, ATTENTION: JAMES D. CARTER, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER. TELEPHONE REQUESTS MAY BE DIRECTED TO JAMES D. CARTER AT (903) 984-0555.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR OF ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                                  THE COMPANY

     Vertex Communications Corporation designs, develops, manufactures, markets and supports an extensive line of precision products for satellite and deep space communications applications. These products include sophisticated earth station antennas ranging in size from 1.2 to 34 meters in diameter (which operate in various relevant frequency bands, including L-, C-, X, Ku- and Ka-bans, and are available for commercial and military applications), integrated communications network systems, and optical and radio telescopes. The Company also manufactures state-of-the-art control systems designed to manage and monitor the operation, guidance, tracking and telemetry capabilities of communications network systems as well as individual antennas, related electronic components used to amplify radio frequency signals, and precision waveguide components for application as component parts of communications systems. The Company also provides custom engineering, turnkey field installation, site testing and after-sale and maintenance services, and spare and replacement parts in support of its products.

     The Company's strategy is to provide a wide variety of precision satellite communications products compliant with state-of-the-art technology to satisfy an expanding range of customer and industry requirements. To accomplish its objectives, the Company engages in ongoing efforts to introduce, in a timely manner, products that are designed to meet applicable domestic and international specifications. The Company believes that it offers a more diverse line of products than any of its principal competitors. Due to the exacting design and engineering requirements necessary to produce satellite communications systems, subsystems and related products, quality control and precision engineering are central to the manufacturing process. The Company believes it has developed a reputation as a leader in quality control procedures which has enhanced its position in the marketplace.

     While the Company markets its products to systems integrators and end users who combine the Company's products with other communications equipment to form complete communications systems, the Company also markets integrated communications network systems utilizing its own products. In the United States, the Company markets its products through a direct sales force; while in international markets, the Company utilizes a direct sales force, supplemented by independent foreign sales representatives. The Company's customers include the television broadcast industry, international telecommunications companies, communications common carriers, private communications networks, and government agencies, including certain agencies of the U.S. Government and various foreign governments.

     The Company was organized as a Texas corporation in 1984. The Company's wholly-owned subsidiaries include: TIW Systems, Inc., a Nevada corporation headquartered in Santa Clara, California; Gamma-f Corp., a Nevada corporation headquartered in Torrance, California; Maxtech, Inc., a Pennsylvania corporation which is located in State College, Pennsylvania; Vertex Antennentechnik GmbH, a corporation formed pursuant to the laws of the Federal Republic of Germany, with its headquarters in Duisburg, Germany; Vertex Foreign Sales Corporation, formed pursuant to the laws of The Virgin Islands, with its office in St. Thomas, The Virgin Islands; and Vertex International, Ltd., formed under the laws of England.

     The Company's principal executive offices are located at 2600 North Longview Street, Kilgore, Texas 75662, and its telephone number is (903) 984-0555.

                                  RISK FACTORS

     In addition to the other information contained or incorporated by reference in this Prospectus, the following should be considered carefully by prospective purchasers in evaluating an investment in the shares of Common Stock offered by this Prospectus.

     DEPENDENCE ON MAJOR CUSTOMERS. The continued success of the Company's business is dependent on continued sales to its major customers. While no single customer accounted for as much as 10% of the Company's total sales in fiscal 1997, GTE Corporation and Satellite Transmission Systems, Inc., a subsidiary of California Microwave Systems, Inc., accounted for 12% and 16% of the Company's total sales in fiscal 1996 and 1995, respectively. For the six months ended April 3, 1998, no single customer accounted for as much as 10% of the Company's total sales for such period. The Company believes that its relationships with such customers are excellent and that it will continue to be a major supplier of satellite communications earth station antenna products to its major customers. Although each of these relationships has existed for multiple years, there can be no assurance that such relationships will continue. The loss of any one of such customers could have a material adverse effect on the Company and its business.

     EXPORT SALES AND REGULATORY STANDARDS. Export sales to international markets were 56%, 59% and 64% of total sales in fiscal 1997, 1996 and 1995, respectively. For the six months ended April 3, 1998, export sales to international markets represented approximately 62% of the Company's total sales. The Company expects that its international business increasingly will account for a more significant portion of its net sales. Foreign regulatory bodies often establish standards different from those of the United States. Currently, the Company's products are designed to meet both domestic and foreign standards. Any future foreign regulatory requirement changes could require the design or redesign of specific products for foreign standards. While to date the Company has experienced no material difficulty in this regard and currently anticipates none in the foreseeable future, the cost and effort incurred by the Company to design or redesign products in compliance with such foreign standards could adversely affect the Company's operating results.

     CURRENCY EXCHANGE RATES. Although the Company conducts substantially all of its international business in United States dollars, such international business may be affected by changes in demand resulting from fluctuation in currency exchange rates, as well as by risks such as tariff regulations and difficulties in obtaining export licenses. While the Company's international business has not been materially affected by any of these factors to date, there can be no assurance that such factors will not have a material adverse effect upon the Company's business in the future.

     TECHNOLOGICAL CHANGE AND PRODUCT DEVELOPMENT. The satellite communications earth station antenna industry is characterized by technological change, product introductions and evolving industry standards resulting from ongoing research and development efforts. Although the Company believes it has certain technological and other advantages over its competitors, maintaining such advantages will require continued investment by the Company in research and development and sales and marketing. The Company's ability to compete successfully will depend, to a significant extent, on its ability to continue to enhance its existing products and to develop and introduce new products which maintain technological leadership, satisfy an expanded range of customer needs and maintain market acceptance. There can be no assurance that the demand for the Company's products will not be adversely impacted by subsequent developments in the industry or by the development of some alternative technology.

     COMPETITION. The Company experiences substantial competition from a number of established companies which provide a broad range of products to the satellite communications earth station antenna market. Certain of these companies have substantially greater financial and personnel resources than those available to the Company. The Company's products may not be proprietary or patentable, and consequentially may be subject to duplication and exploitation by its competition. No assurance can be given that the Company will be able to continue to effectively compete with existing or future competitors in the satellite communications earth station antenna industry.

     ANTI-TAKEOVER PROVISIONS. Texas law includes a number of provisions that may have the effect of delaying or deterring a change in the control of management of the Company and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Company's Board of Directors rather than pursue non-negotiated takeover attempts. These provisions may make it more difficult for shareholders of the Company to benefit from certain transactions which are opposed by the incumbent Board of Directors. See "Description of Capital Stock -- Business Combination Law".

     DEPENDENCE ON KEY PERSONNEL. The Company is dependent upon the continued services and management experience of its senior executive officers. The ability of the Company to retain such officers is important to the continued success and growth of the Company. The loss of key personnel could have a material adverse effect on the Company. Except for limited coverage of its President and Chief Executive Officer, the Company does not maintain key person insurance on its executive officers. The Company's continued growth depends on its ability to attract and retain skilled employees and on the ability of its officers and key employees to successfully manage growth.

     FORWARD-LOOKING STATEMENTS. The statements contained in or incorporated by reference into this Prospectus, including, but not limited to, those regarding the Company's financial position, business strategy and other plans and objectives for future operations and any other statements which are not historical facts are forward-looking statements. When used in this document, the words "anticipate," "estimate," "may," "plans," "project," and similar expressions are intended to be among the statements that identify forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, those relating to the Company's dependence on its ability to attract and retain skilled managers and other personnel; the intense competition with the satellite and deep space communications industry; the uncertainty of the Company's ability to manage and continue its growth and implement its business strategy; effects of regulations; the Company's vulnerability to general economic conditions and dependence on its principal customers; the Company's future financial and operating results, cash need and demand for its products and services; as well as other factors detailed in "Risk Factors" and elsewhere in this Prospectus and in the Company's other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

                              SELLING SHAREHOLDERS

     The Shares being offered by the Selling Shareholders were acquired from the Company in a transaction exempt from the registration requirements of the Securities Act provided by Section 4(2) thereof and Regulation D thereunder pursuant to an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated May 9, 1997, between and among the Company, Vertex Acquisition Corporation, a wholly-owned subsidiary of the Company, and TIW Systems, Inc. ("TIW"). The Company is registering the Shares of the Selling Shareholders pursuant to certain registration rights granted to them pursuant to the Reorganization Agreement. The Shares are being registered to permit secondary trading of the Shares, and the Selling Shareholders may offer Shares for resale from time to time after June 10, 1998. See "Plan of Distribution."

     The offering of the Shares contemplated hereby may commence at any time subsequent to the effective date of this prospectus and June 10, 1998 and will
terminate on March   , 1999, or such earlier date as all of the Shares offered
hereby have been sold.

     The following table sets forth the name of each Selling Shareholder, the aggregate number of shares owned by each Selling Shareholder prior to this offering, the percentage of the Company's outstanding Common Stock owned by such Selling Shareholder prior to this offering, the aggregate number of shares to be offered by each Selling Shareholder, the aggregate number of shares to be owned by each Selling Shareholder after the sale of all Shares in this offering and the percentage of the Company's outstanding Common Stock that will be owned by such Selling Shareholder thereafter, in each case assuming the offering of and sale of all Shares in this offering.

                                      SHARES BENEFICIALLY OWNED                      SHARES BENEFICIALLY OWNED
                                        PRIOR TO OFFERING(1)                               AFTER CLOSING
                                      -------------------------                      -------------------------
                                      NUMBER OF                   NUMBER OF SHARES   NUMBER OF
        SELLING SHAREHOLDER             SHARES      PERCENT(2)     BEING OFFERED       SHARES      PERCENT(2)
        -------------------           ----------    -----------   ----------------   ----------    -----------
Louis E. and Elizabeth A.
  Becker(3).........................    34,808            *            34,808               0            *
Jean-Pierre Bourgon.................     1,900            *             1,900               0            *
Cynthia J. Carter...................       618            *               618               0            *
Joseph Hermann Duller(4)............     1,044            *             1,044               0            *
Raymond Geisick(4)..................     1,675            *             1,675               0            *
John R. and Ann M. Griffiths(5).....     2,578            *             2,578               0            *
Paul J. Ironmonger(6)...............    23,120            *            23,120               0            *
Patricia A. Krehnke(4)..............       558            *               558               0            *
Edward F. Kurz(7)...................     2,792            *             2,792               0            *
Rein Luik(8)........................   121,830          2.4            90,012          31,818            *
Fred A. McGiven(4)..................     1,396            *             1,396               0            *
William F. Nickerson(4).............     1,253            *             1,253               0            *
Heldur Tonisson(9)..................   261,066          5.1           192,884          68,182          1.3
TIW Stock Bonus Plan(10)............   104,092          2.0           104,092               0            *
Robert L. and Heather L.
  Wallace(4)........................     6,636            *             6,636               0            *
Robert N. Wellins(4)................     1,253            *             1,253               0            *
John W. Whetstone(4)................     5,565            *             5,565               0            *
Gary A. Young(4)....................     1,237            *             1,237               0            *
Yu-Chien Yuan(4)....................       928            *               928               0            *
         Total......................   574,349         11.2%          474,349         100,000         2.0%

---------------

  * Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

 (1) Based on 5,110,688 shares of Common Stock issued and outstanding as of May 18, 1998.

 (2) The table includes shares of Common Stock that may be acquired through the exercise of options within 60 days. The percentage of the Common Stock owned by each person has been computed assuming the exercise of all options deemed to be beneficially owned by that person, and assuming that no options held by any other person have been exercised.

 (3) Mr. Becker is Executive Vice President of Operations of TIW Systems, Inc., a wholly-owned subsidiary of the Company.

 (4) Currently an employee of TIW Systems, Inc.

 (5) Mr. Griffiths formerly served as a director of TIW Systems, Inc. from May 1984 to June 1997.

 (6) Includes 4,451 shares held by Whitcust & Co. as custodian for the benefit of the Paul J. Ironmonger IRA.

 (7) Mr. Kurz is Vice President and Chief Financial Officer of TIW Systems, Inc. and a co-trustee of the TIW Stock Bonus Plan.

 (8) Mr. Luik is President of TIW Systems, Inc., Vice President of the Company and a co-trustee of the TIW Stock Bonus Plan.

 (9) Mr. Tonisson formerly served as Chairman of the Board and a director of TIW Systems, Inc. from May 1994 to June 1997.

(10) Of the 104,092 held by the TIW Stock Bonus Plan, 20,742 shares are held on behalf of the Selling Shareholders. Of these 20,742 shares, 20,543 shares are vested in the accounts of the Selling Shareholders under the TIW Stock Bonus Plan and 199 shares are allocated to the Selling Shareholders, subject to the vesting provisions of such Plan.

                          DESCRIPTION OF CAPITAL STOCK

     GENERAL. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.10 par value per share. As of May 18, 1998, 5,110,688 shares of Common Stock were outstanding.

     COMMON STOCK. All outstanding shares of Common Stock are fully paid and nonassessable. All holders of Common Stock have full voting rights and are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Votes may not be cumulated in the election of Directors. Shareholders have no preemptive, subscription or conversion rights. The Common Stock is neither redeemable nor convertible, and there are no sinking fund provisions. Holders of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of all obligations of the Company. With respect to any action required by the Shareholders of the Company, the affirmative vote of the holders of a majority of the Company's issued and outstanding Common Stock entitled to vote is sufficient to authorize, affirm, ratify or consent to such action.

     ChaseMellon Shareholder Services, LLC is the registrar and transfer agent for the Common Stock.

     SPECIAL MEETINGS. Special Meetings of the shareholders of the Company may be called by the Chairman of the Board or the President, and shall be called by the President or Secretary at the request of a majority of the Board of Directors or by shareholders holding not less than 10% of the outstanding voting stock of the Company.

     BUSINESS COMBINATION LAW. The Company is subject to Part Thirteen (the "Business Combination Law") of the Texas Business Corporation Act, which took effect September 1, 1997. In general, the Business Combination Law prevents an "affiliated shareholder" (defined generally as a person that is or was within the preceding three-year period the beneficial owner of 20% or more of a corporation's outstanding voting shares) or its affiliates or associates from entering into or engaging in a "business combination" (defined generally to include (i) mergers or share exchanges, (ii) dispositions of assets having an aggregate value equal to 10% or more of the market value of the assets or of the outstanding common stock or representing 10% or more of the earning power or net income of the corporation, (iii) certain issuances or transactions by the corporation that would increase the affiliated shareholder's number of shares of the corporation, (iv) certain liquidations or dissolutions, and (v) the receipt of tax, guarantee, loan or other financial benefits by an affiliated shareholder other than proportionately as a shareholder of the corporation) with an "issuing public corporation" (which includes the Company) during the three-year period immediately following the affiliated shareholder's acquisition of shares unless (a) before the date such person became an affiliated shareholder, the board of directors of the issuing public corporation approves the business combination or the acquisition of shares made by the affiliated shareholder on such date or (b) not less than six months after the date such person became an affiliated shareholder, the business combination is approved by the affirmative vote of holders of at least two-thirds of the issuing public corporation's outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates. The Business Combination Law does not apply to a business combination with an affiliated shareholder that was the beneficial owner of 20% or more of the outstanding voting shares of the issuing public corporation on December 31, 1996, and continuously until the announcement date of the business combination. In discharging the duties of director under the Business Combination Act or otherwise, a director, in considering the best interests of the Company, may consider the long-term as well as the short-term interests of the Company and its shareholders, including the possibility that those interests may be best served by the continued independence of the Company.

     LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION ARRANGEMENTS. The Restated Articles of Incorporation, as amended, of the Company contain a provision that limits the liability of the Company's directors as permitted by the Texas Miscellaneous Corporation Laws Act. The provision eliminates the personal liability of directors to the Company and its shareholders for monetary damages for breach of directors' fiduciary duty of care. The provision does not change the liability of a director for breach of his duty of loyalty to the Company or to shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, an act or omission for which the liability of a director is expressly provided for by an applicable statute, an act related to an unlawful stock repurchase or payment of a dividend, or in respect of any transaction from which a director received an improper personal benefit. Pursuant to the Restated Articles of Incorporation, the liability of directors will be further limited or eliminated without action by shareholders if Texas law is amended to further limit or eliminate the personal liability of directors.

     The Company's Bylaws, as amended, provide for the indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Corporation Act. The Company has also entered into indemnification agreements with each of its directors and certain of its officers that contractually provided for indemnification and expense advancement and include related provisions meant to facilitate the indemnitees' receipt of such benefits. In addition, the Company may purchase directors' and officers' liability insurance policies for its directors and officers in the future. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Bylaws or such agreements. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Shareholders after June 10, 1998. All sales may be made by the Selling Shareholders on the Nasdaq, in privately negotiated transactions or otherwise at prices and at terms related to the then current market price, or in negotiated transactions. The Shares may be sold by any one or more of the following methods:

          (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of a block as principal to facilitate the transaction;

          (b) purchases by a broker or dealer as principal, and resale by such broker or dealer, for its account pursuant to this Prospectus;

          (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

          (d) privately negotiated transactions.

     The Selling Shareholders may effect such transactions by selling the Shares through or to brokers or dealers, and such brokers or dealers will receive compensation in the form of discounts or commissions from the Selling Shareholders, and may receive commissions from the purchasers of the Shares for whom they may act as agent (which discounts or commissions from the Selling Shareholders or such purchasers might exceed those customary in the types of transactions involved).

     Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

     There can be no assurance that the Selling Shareholders will sell any or all of the Shares offered by them hereunder.

     The Company will pay all fees and expenses incident to the preparation and filing of the Registration Statement and this Prospectus, including legal and accounting fees and expenses other than any underwriting discounts, any selling commissions payable in respect of sales of the Shares or any expenses incurred by the Selling Shareholders to retain any counsel, accountant or other advisor; all of which will be paid by the Selling Shareholders. The Company will receive no part of the proceeds from sales of the Shares. The Company intends to keep
the Registration Statement effective until March   , 1999.

     The Selling Shareholders and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act.

                                 LEGAL MATTERS

     The legality of the Shares offered hereby will be passed upon for the Company by Thompson & Knight, P.C., Dallas, Texas.

                                    EXPERTS

     The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts (or, as experts in accounting and auditing) in giving said reports.

======================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................     2
Incorporation of Certain Documents by
  Reference...........................     3
The Company...........................     4
Risk Factors..........................     4
Selling Shareholders..................     7
Description of Capital Stock..........     8
Plan of Distribution..................     9
Legal Matters.........................    10
Experts...............................    10

======================================================
======================================================

                                 474,349 SHARES
                                     [LOGO]
                                  COMMON STOCK

                             VERTEX COMMUNICATIONS
                                  CORPORATION
                                            , 1998
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Except for the SEC registration fee, all expenses are estimated. All such expenses will be paid by the Registrant.

SEC registration fee........................................  $ 3,394
Accounting fees and expenses................................    5,000
Legal fees and expenses.....................................   22,000
Miscellaneous...............................................      606
Printing fees and expenses..................................    8,500
                                                              -------
          Total.............................................  $39,500
                                                              =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Texas corporation. Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act authorizes Texas corporations, such as the Company, to eliminate or limit, pursuant to a provision in their articles of incorporation, the liability of directors thereof to the corporation and its shareholders for certain acts or omissions in the director's capacity as a director, subject to certain limitations. Reference is made to Article Thirteen of the Company's Restated Articles of Incorporation, as amended, which are filed herewith as Exhibit 4.1, that eliminates the liability of directors of the Company for monetary damages for certain acts or omissions, subject to certain limitations. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

     Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify any director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests or (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with the proceeding in which he is named defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

     Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under
Article 2.02-1.

     The Company's Restated Articles of Incorporation and Bylaws provide for the indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Corporation Act. The Company has also entered into indemnification agreements with each of its directors and certain of its officers that contractually provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitees' receipt of such benefits.

     The above discussions of Article 1302-7.06 of the Texas Miscellaneous Corporation Law Act, Article 2.02-1 of the Texas Business Corporation Act and of the Company's Restated Articles of Incorporation and Bylaws are not intended to be exhaustive and each is respectively qualified in its entity by reference to the applicable statute and the Company's Restated Articles of Incorporation and Bylaws, as amended.

ITEM 16. EXHIBITS.

     The information required by this Item 16 is set forth in the Index to Exhibits accompanying this Registration Statement.

ITEM 17. UNDERTAKINGS.

     (a) Rule 415 Offering.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Request for acceleration of effective date.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kilgore, State of Texas, on the 22nd day of May, 1998.

                                          VERTEX COMMUNICATIONS CORPORATION
                                                       (Registrant)

                                          By:      /s/ J. REX VARDEMAN
                                            ------------------------------------
                                                      J. Rex Vardeman
                                                   Chairman of the Board,
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints J. Rex Vardeman and James D. Carter, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                   TITLE                      DATE
                      ---------                                   -----                      ----

                 /s/ J. REX VARDEMAN                   Chairman of the Board,            May 22, 1998
-----------------------------------------------------    President and Chief
                   J. Rex Vardeman                       Executive Officer and
                                                         Director (Principal
                                                         Executive Officer)

                 /s/ JAMES D. CARTER                   Vice President and Chief          May 22, 1998
-----------------------------------------------------    Financial Officer,
                   James D. Carter                       Treasurer and Director
                                                         (Principal Financial and
                                                         Accounting Officer)

                  /s/ A. DON BRANUM                    Senior Vice President and         May 22, 1998
-----------------------------------------------------    Director
                    A. Don Branum

             /s/ DONALD E. HEITZMAN, SR.               Director                          May 22, 1998
-----------------------------------------------------
               Donald E. Heitzman, Sr.

                      SIGNATURE                                   TITLE                      DATE
                      ---------                                   -----                      ----

                 /s/ JOHN G. FARMER                    Director                          May 22, 1998
-----------------------------------------------------
                   John G. Farmer

                    /s/ REIN LUIK                      Director                          May 22, 1998
-----------------------------------------------------
                      Rein Luik

                 /s/ BILL R. WOMBLE                    Director                          May 22, 1998
-----------------------------------------------------
                   Bill R. Womble

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          4.1*           -- Restated Articles of Incorporation of the Company and
                            Amendments No. 1 and No. 2 thereto
          4.2*           -- Bylaws of the Company and Amendments No. 1 and No. 2
                            thereto
          5.1*           -- Opinion of Thompson & Knight, P.C., regarding legality of shares
         23.1*           -- Consent of counsel (included in the opinion of Thompson &
                            Knight, P.C. filed herewith as Exhibit 5.1)
         23.2*           -- Consent of independent accountants
         24*             -- Power of Attorney (a power of attorney pursuant to which amendments to this Registration Statement may be filed is
                            included on the signature page hereof)

---------------

* Filed herewith.